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                                                                    EXHIBIT 23.1


                           CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Michaels Stores, Inc. for the registration of 2,450,000 shares of its common stock and to the incorporation by reference therein of our report dated March 12, 1997, with respect to the consolidated financial statements of Michaels Stores, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended February 1, 1997, filed with the Securities and Exchange Commission.



                                       /s/ Ernst & Young LLP
                                       ------------------------------------
                                       Ernst & Young LLP

Dallas, Texas
August 25, 1997